Exhibit 10.13.1

AMENDMENT NUMBER 7
TO THE
INTERNATIONAL PAPER COMPANY
PENSION RESTORATION PLAN
FOR SALARIED EMPLOYEES

(as amended and restated effective January 1, 2009)

WHEREAS, International Paper Company (the "Company'') maintains the International Paper Company Pension Restoration Plan for Salaried Employees, as amended and restated effective January 1, 2009 (the "Plan'');

WHEREAS, pursuant to Section 5.02 of the Plan the Company reserves the right to amend, modify or terminate the Plan at any time;

WHEREAS, the Company desires to amend the Plan to reflect the spinoff of liabilities associated with Plan participants employed by Sylvamo North America, LLC to the Sylvamo Frozen Pension Restoration Plan, effective September 1, 2021;

NOW, THEREFORE, the Plan is amended, effective September 1, 2021, as follows:

1.A new Article VII is hereby added to the Plan as follows:

ARTICLE VII
TRANSFER OF LIABILITIES FOR
SYLVAMO PARTICIPANTS

7.01Transfer of Liabilities for Sylvamo Participants. The benefit obligations of the Plan associated with each Sylvamo Participant (as defined below) shall be transferred to the Sylvamo Frozen Pension Restoration Plan (the "Sylvamo Plan'') as of September 1, 2021 or such later date as may be provided below (the "Transfer Date''). A "Sylvamo Participant" is any Eligible Participant who, as of September 1, 2021, is or becomes an employee of Sylvamo Corporation or its subsidiaries (including without limitation Sylvamo North America, LLC) and whose Pension Plan benefit has been transferred to the Sylvamo Pension Plan in anticipation of the corporate spinoff of Sylvamo Corporation from International Paper Company scheduled to take place on or about October 1, 2021 (the "Sylvamo Spinoff''). Any Eligible Participant whose employment is transferred to Sylvamo Corporation or its subsidiaries after September 1, 2021 but prior to the effective time of the Sylvamo Spinoff shall also be treated as a Sylvamo Participant as of the date of such transfer, if provided by the Plan Administrator. At the written direction of the Plan Administrator, other individuals may also be treated as a Sylvamo Participant.

7.02Cessation of Participation. As of the Transfer Date, each Sylvamo Participant shall cease participation in the Plan and the Plan shall have no further obligation to any Sylvamo Participant.

7.02    No Right to Distribution. The transfer of benefit obligations to the Sylvamo Plan shall not constitute or give rise to a distribution or payment event under the Plan or the Sylvamo Plan for any Sylvamo Participant or any other Eligible Participant.

2.In all respects not amended, the Plan is hereby ratified and confirmed.
IN WITNESS WHEREOF, this Amendment has been executed on this 31st day of August, 2021.

Exhibit 10.13.1

INTERNATIONAL PAPER COMPANY

By: /s/ J. Nichol Cody
Name: Nicole Cody
Title: Director, Global Compensation and Benefits, and Plan Administrator of the Pension Restoration Plan for Salaried Employees